Exhibit 10.2

                     SECURITY AND COLLATERAL AGENT AGREEMENT


     THIS SECURITY AND COLLATERAL AGENT AGREEMENT is made as of January 26, 2005, by Investrust, N.A., a nationally chartered trust company (including any successor thereto, the "Collateral Agent"), The Beard Company, an Oklahoma corporation (the "Borrower"), and Beard Technologies, Inc., an Oklahoma corporation ("BTI"), for the benefit of the holders (the "Note Holders") of Borrower's 12% Convertible Subordinated Notes due February 15, 2010 (the "Notes"). All terms used but not otherwise defined in this Agreement have the same meanings as set forth in the Notes.

     The parties agree as follows:

     1. Appointment of Collateral Agent. In the Notes each of the Note Holders appointed Collateral Agent to serve as collateral agent on the terms in this Agreement and for the benefit of the Note Holders. Collateral Agent accepts this appointment.

     2. Grant of Security Interest.

     (a) BTI grants to Collateral Agent, for the benefit of the Note Holders, a security interest in all equipment of BTI now owned or hereafter acquired and all additions and accessions thereto (the "Collateral").

     (b) This Agreement secures the following (the "Obligations"):

          (i) Borrower's obligations under the Notes and this Agreement;

          (ii) The repayment of (a) any amounts that Collateral Agent may advance or spend for the maintenance or preservation of the Collateral and
     (b) any other expenditures that Collateral Agent may make under this Agreement or for the benefit of the Note Holders;

          (iii) All amounts owed by Borrower or BTI under any modifications, renewals, or extensions of any of the foregoing obligations; and

          (iv) Any of the foregoing that arise after the filing of a petition by or against Borrower or BTI under the U.S. Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under ss. 362 of the Bankruptcy Code or otherwise.

     3. Perfection of Security Interest. BTI authorizes Collateral Agent to file, and ratifies any filing by the Collateral Agent prior to the execution of this Agreement of, any financing statements, continuation statements, certificates, and other documents requested by Collateral Agent to perfect or renew the security interest created by this Agreement. BTI will execute and deliver to Collateral Agent financing statements, certificates, and other documents requested by Collateral Agent to perfect the security interest in any Collateral now owned or hereafter acquired by Borrower or in any replacements or proceeds of the Collateral.

     4. Termination of Security Interest. The Security Interest shall terminate upon Borrower's delivery of a certificate (the "Termination Notice") signed by an officer of Borrower certifying to Collateral Agent that Borrower has obtained capital (by any combination of USDA-guaranteed financing, bank financing, additional equity or debt offerings, the proceeds from the Notes, or a sale of an equity interest in Borrower's subsidiary formed to perform the Pinnacle Project) in an amount not less than $7,400,000 to finance the pond fines recovery project in West Virginia for Pinnacle Mining Company, LLC (the "Pinnacle Project"). Upon delivery of the Termination Notice, this Agreement shall terminate and Collateral Agent shall cause the secured party of record for any financing statements filed pursuant to this Agreement to promptly file a termination statement for any financing statements so filed.

     5. Possession. BTI shall have possession of the Collateral, except where expressly otherwise provided in this Agreement. Where Collateral is in the possession of a third party, BTI will join with Collateral Agent in notifying the third party of Collateral Agent's security interest and obtaining an acknowledgment in an authenticated record from the third party that it is holding the Collateral for the benefit of Collateral Agent.

     6. Covenants Concerning BTI and Collateral.

     (a) Inspection. Collateral Agent may inspect the Collateral at any time upon reasonable notice.

     (b) No Disposition. Except as approved in writing by Collateral Agent, BTI shall not sell, transfer, lease, or otherwise dispose of any item of Collateral, other than replacing such items in the ordinary course of business, or grant any other security interest in any of the Collateral.

     (c) Risk of Loss and Insurance. BTI has the risk of loss of the Collateral. Collateral Agent is not responsible for any injury to, loss to, or loss in value of the Collateral. BTI will continuously maintain insurance on the Collateral with types and amounts of coverages no less than the lesser of (a) the types and amounts as of the execution of this Agreement, and (b) such types and amounts as are usual and customary in BTI's industry, with Collateral Agent named as loss payee and as an additional insured. BTI will, upon request by Collateral Agent, deliver to Collateral Agent certificates evidencing such coverage and evidence of the payment of all premiums.

     (d) Maintenance. BTI will maintain the Collateral in operating condition, ordinary wear and tear and casualty excepted.

     (e) Taxes. BTI will pay before delinquency any tax or other governmental charge on the Collateral.

     (f) Existence. BTI shall preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity or sell all or substantially all of its assets. BTI shall not change the state of its incorporation and shall not change its corporate name without providing Collateral Agent with 30 days prior notice.

     (g) Personal Property. BTI will not affix any Collateral to any real property in any manner that would change the nature of the property from that of personal property.

     (h) Liens. BTI will not create, incur or permit to exist on the Collateral any security interest, mortgage, pledge, lien, claim, charge, or encumbrance, whether statutory, consensual, or otherwise (collectively, "Liens") and shall defend the Collateral and Collateral Agent's first priority security interest in the Collateral against the claims of all other persons.

     (i) Use. BTI shall use the Collateral and operate its business in compliance with all applicable laws, regulations, and ordinances.

     7. BTI's Representations and Warranties. BTI represents and warrants to Collateral Agent that:

     (a) Title. BTI owns the Collateral free and clear of all Liens. There is no financing statement covering or purporting to cover any interest of BTI in the Collateral filed in any jurisdiction.

     (b) State of Organization and Name. BTI is and has always been a corporation organized and in good standing under the laws of the State of Oklahoma. BTI's exact legal name is as stated in the introductory paragraph of this Agreement. Prior to April 1994, BTI's legal name was White Eagle, Inc. Since April 1994 BTI has never had or done business under any name other than its current name.

     (c) Company Authorization. The execution, delivery, and performance by BTI of this Agreement are within BTI's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of BTI or of any judgment, injunction, order, or decree or any indenture, mortgage, deed of trust, credit agreement, or loan agreement, or any other material agreement or material instrument binding upon BTI, or result in the creation or imposition of any Lien on any of the Collateral.

     (d) Litigation. There is no action, suit, or proceeding pending against, or to the knowledge of BTI threatened against or affecting, BTI before any court or arbitrator or any governmental authority.

     (e) Collateral. All of the Collateral is and will be in operating condition and not subject to any licensing, patent, royalty, trademark, trade name, or copyright agreements with any third parties or any infringement claims, and the use, sale, or other disposition of any of the Inventory by Collateral Agent after an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which BTI is a party or to which any of the Collateral is subject.

     8. Default. BTI will be in default under this Agreement if any of the following (each an "Event of Default") occurs:

     (a) Default under Notes. Any Event of Default by Borrower under the Notes;

     (b) Unauthorized Transfer. BTI fails to perform any obligation under this Agreement or any of BTI's representations or warranties in this Agreement are or become inaccurate in any respect and such default or inaccuracy continues after [30] days notice from Collateral Agent;

     (c) Attachment. Any of the Collateral becomes subject to attachment, execution or levy;

     (d) Bankruptcy. Borrower or BTI voluntarily files a petition for bankruptcy or reorganization; a petition in bankruptcy is filed against Borrower or BTI; a receiver or other representative is appointed for Borrower or BTI or its business or assets; or Borrower or BTI makes an assignment for the benefit of its creditors; and

     (e) Evidence of Lack of Priority. Collateral Agent's security interest in the Collateral is or becomes not prior to all other security interests.

     9. Remedies Upon Event of Default. Upon the written demand by Note Holders holding a majority of the aggregate outstanding principal amounts of the Notes (the "Majority Holders"), upon an Event of Default:

     9.1 General. Collateral Agent may preserve any remedy at law (including those available to secured parties under the Uniform Commercial Code) or in equity to collect, enforce, or satisfy any obligations.

     9.2 Specific. Collateral Agent may pursue any of the following remedies separately, successively, or simultaneously:

     (a) File suit and obtain judgment and, in conjunction with any action, seek any ancillary remedies provided by law, including levy of attachment and garnishment.

     (b) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Collateral Agent's demand, BTI shall assemble and make the Collateral available to Collateral Agent as it directs. BTI grants to Collateral Agent the right to enter into or on any premises where Collateral may be located.

     (c) Without taking possession, sell, lease or otherwise dispose of the Collateral at any public or private sale in accordance with the Uniform Commercial Code.

     10. Foreclosure Procedures.

     10.1 No Waiver. No delay or omission by Collateral Agent to exercise any right or remedy accruing upon any event of default shall impair any right or remedy, waive any default or operate as an acquiescence to any Event of Default, or affect any subsequent Event of Default of the same or a different nature.

     10.2 Notices. Collateral Agent shall give BTI such notice of any private or public sale as may be required by the Uniform Commercial Code.

     10.3 Condition of Collateral. Collateral Agent has no obligation to clean up or otherwise prepare the Collateral for sale.

     10.4 No Obligation to Pursue Others. Collateral Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them. Collateral Agent may release, modify, or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting Collateral Agent's rights against BTI or Borrower. Borrower and BTI waive any right they may have to require Collateral Agent to pursue any third person for any of the Obligations.

     10.5 Compliance with Other Laws. Collateral Agent may comply with any applicable state or federal law requirements in connection with the disposition of the Collateral and compliance shall not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     10.6 Warranties. Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim any warranties of title or the like. This procedure shall not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     10.7 No Marshaling. Collateral Agent shall have no obligation to marshal any assets in favor of BTI or against or in payment of the Notes, any of the other Obligations, or any other obligation owed to Collateral Agent or the Note Holders by Borrower, BTI, or any other person.

     11. Limitation on Note Holders' Action Against Borrower. Until termination of the security interest in the Collateral, Collateral Agent shall have the exclusive authority to enforce this Agreement and the Notes on behalf of the Note Holders, and no Note Holder may take any action against Borrower, BTI, or the Collateral with respect to the Obligations under the Notes, including, without limitation, sending notices of defaults or events of default, instituting legal proceedings, and exercising any right of set-off or counterclaim.

     12. Duties and Obligations of Collateral Agent.

     12.1 Performance. In performing its duties, Collateral Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither Collateral Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes except for its or their own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Collateral Agent: (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of counsel or such experts; (b) makes no representation or warranty to any Note Holder as to, and shall not be responsible to any Note Holder for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Notes or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Note Holder by or on behalf of Borrower or BTI;
(c) shall have no duty to ascertain or inquire into the performance or observance by Borrower or BTI of any of the covenants or conditions in this Agreement or to inspect any of the Collateral or other property (including the books and records) of Borrower or BTI or inquire into the use of the proceeds of the Notes or to inquire into the existence or possible existence of any Event of Default; (d) shall not be responsible for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectibility or value of this Agreement or the Notes or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by Collateral Agent itself; (e) shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Note Holder any credit or other information with respect to Borrower or BTI; (f) shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties; (g) may execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any of the Notes; and (h) may perform, exercise, and enforce any and all other rights and remedies of the Note Holders with respect to the Notes, the Obligations, this Agreement, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Collateral Agent of the rights and remedies specifically authorized to be exercised by the Collateral Agent by the terms of this Agreement or any of the Notes. As to any matters not expressly provided for by this Agreement and the Notes (including, without limitation, enforcement or collection of the Obligations), Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Holders. Instructions of the Majority Holders shall be binding upon all Note Holders. Collateral Agent shall not be required to take any action that, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or that is contrary to this Agreement, the Notes, or applicable law.

     12.2 Apportionment of Collections. After the occurrence and during the existence of any Event of Default, Collateral Agent shall apply and disburse all collections of the Obligations and proceeds of the Collateral in the following order: (a) first, to amounts due to Collateral Agent under this Agreement, including, without limitation, Collateral Agent Advances, until they are paid in full; and (b) second, to each Note Holder, pro rata on the basis of the ratio of the outstanding principal amounts under its Note to the total principal amount outstanding under all of the Notes.

     13. Fees and Expenses of Collateral Agent.

     13.1 Collateral Advances. Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") that Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or protect or enforce the security interest in the Collateral. Collateral Agent Advances shall bear interest at the highest rate set forth in the Note and shall be payable on demand. Collateral Agent shall notify each Note Holder, and the Borrower in writing of each such Collateral Agent Advance. Each notice shall include a description of the purpose of the Collateral Agent Advance. Borrower and BTI shall upon demand reimburse Collateral Agent for each Collateral Agent Advance and pay the interest accrued thereon.

     13.2 Indemnification. Borrower and BTI shall indemnify and hold harmless Collateral Agent and its directors, officers, agents and employees against any and all claims, damages, losses, liabilities, or expenses (including, but not limited to, reasonable attorneys' fees, court costs, and costs of investigation) of any kind or nature whatsoever arising out of or in connection with this.

     13.3 Survival. The obligations of Borrower and BTI to reimburse and pay interest on Collateral Advances and to indemnify Collateral Agent shall survive the termination of the security interest and this Agreement and the earlier resignation or removal of Collateral Agent. When Collateral Agent incurs expenses or renders services in connection with proceedings under the U.S. Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case of any other comparable judicial proceedings relative to Borrower or BTI, such expenses (including the fees and expenses of Collateral Agent's counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

     14. Resignation by and Removal of Collateral Agent; Successor Collateral Agent.

     (a) Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days prior written notice to Borrower. No resignation shall be effective until a successor Collateral Agent shall have been appointed and accepted its appointment. Promptly after receipt of notice of Collateral Agent's proposed resignation, Borrower shall appoint, by written instrument, a successor Collateral Agent and notify the Note Holders thereof. If a successor Collateral Agent is not appointed in accordance with the foregoing procedures, Collateral Agent may petition a court of competent jurisdiction to appoint a successor Collateral Agent. One original counterpart of such instrument of appointment shall be delivered to each of Collateral Agent, Borrower, BTI, and the successor Collateral Agent.

     (b) The Majority Holders, upon at least 60 days written notice to Collateral Agent may remove and discharge Collateral Agent (or any successor Collateral Agent thereafter appointed) from the performance of its obligations under this Agreement. Promptly after the giving of notice of removal of Collateral Agent, the Majority Holders shall appoint, by written instrument, a successor Collateral Agent and notify the Note Holders thereof. One original counterpart of the instrument of appointment shall be delivered to the Collateral Agent, Borrower, BTI, the Note Holders, and the successor Collateral Agent. The removal shall become effective until all outstanding amounts due and owing to Collateral Agent are paid in full.

     (c) In the event of any such resignation or removal, Collateral Agent shall cooperate with Borrower and the successor Collateral Agent to facilitate the continued perfection and priority of the security interest in the Collateral.

     15. Limitations of Liability.

     (a) Collateral Agent shall not be liable to Borrower, BTI, any Note Holder, or any other person with respect to any action taken or not taken by Collateral Agent in good faith in the performance of its obligations under this Agreement. The obligations of Collateral Agent shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of Collateral Agent shall be implied with respect to this Agreement or Collateral Agent's services hereunder.

     (b) Collateral Agent may conclusively rely, and shall be fully protected in acting or refraining from acting, upon and need not verify the accuracy of any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document believed by Collateral Agent to be genuine and to have been signed and presented by the proper party or parties.

     (c) No provision of this Agreement shall require Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement if Collateral Agent has reasonable grounds for believing that repayment or adequate indemnity is not assured.

     (d) Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

     16. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party at the addresses shown below whether by personal delivery, express delivery or facsimile, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

         If to Borrower:

         The Beard Company
         5600 N. May Avenue, Suite 320
         Oklahoma City, OK 73112
         Attention: Herb Mee, Jr.

         If to Collateral Agent:

         Investrust, N.A.
         Attn: C.A Hartwig
         5101 N. Classen Blvd., Suite 620
         Oklahoma City, OK 73118

         If to Note Holders:

         To the addresses specified by each Note Holder in the Subscription Agreement executed by each Note Holder subscribing for the Notes.

     17. Governing Law; Venue; Consent to Jurisdiction.

     (a) The laws of the State of Oklahoma, without giving effect to its choice of law principles, shall govern all matters arising under or relating to this Agreement.

     (b) The parties agree that any legal proceeding arising out of this Agreement or the transactions contemplated hereby, including any legal proceeding by a third party beneficiary to this Agreement, may be brought and litigated only in the United States District Court for the Western District of Oklahoma, to the extent that it has subject matter jurisdiction and otherwise in the state courts sitting in Oklahoma City, Oklahoma, and each party hereto agrees and consents to such jurisdiction. The parties agree that service of process may be made upon them in any legal proceeding relating to this Agreement by any means allowed under Oklahoma or federal law. The parties hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any proceeding is brought in an inconvenient forum or that the venue thereof is improper, and further agree to a transfer of any such proceeding to the United States District Court for the Western District of Oklahoma, to the extent that it has subject matter jurisdiction, and otherwise in the state courts sitting in Oklahoma City, Oklahoma.

     18. Final Agreement; Amendment. This is the final expression of the entire agreement of the parties regarding the subject matter of this Agreement. The parties may amend this Agreement only by a written agreement that identifies itself as an amendment to this Agreement. Collateral Agent and the Note Holders may amend this Agreement with respect to their duties and obligations to each other without the consent of Borrower or BTI.

     EXECUTED as of the day and year first written above.



BTI:                              BEARD TECHNOLOGIES, INC., an Oklahoma
                                  corporation

                                           /s/ Herb Mee, Jr.
                                  By:  ----------------------------------------
                                           Herb Mee, Jr., Vice President



BORROWER:                         THE BEARD COMPANY, an Oklahoma corporation

                                               /s/ Herb Mee, Jr.
                                  By:  ----------------------------------------
                                           Herb Mee, Jr., President


COLLATERAL AGENT:                 INVESTRUST, N.A., a nationally chartered trust
                                  company

                                              /s/ C. A. Hartwig
                                  By:  ----------------------------------------
                                               C. A. Hartwig, Vice President